Exhibit 1.1

EXECUTION VERSION

56,250,000 Shares

STAR BULK CARRIERS CORP.

Common Shares

($0.01 par value per share)

PLACEMENT AGENCY AGREEMENT

May 13, 2015

May 13, 2015

Clarksons Platou Securities, Inc.
410 Park Avenue
Suite 710
New York, New York 10022

for the Placement Agents named in Schedule I hereto

Ladies and Gentlemen:

Star Bulk Carriers Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), hereby appoints the placement agents named in Schedule I hereto as its exclusive placement agents (the “Placement Agents”), for whom you are acting as manager (the “Manager”), in connection with the proposed sale to certain investors (the “Direct Offering”) of 56,250,000 shares (the “Shares”) of the Company’s common shares, par value $0.01 per share (the “Common Shares”). On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Placement Agents agree to use their reasonable best efforts to solicit and receive offers to purchase the Shares. Notwithstanding anything to the contrary contained in this Agreement, the Placement Agents shall have no obligation to purchase any of the Shares, or any liability to the Company if any prospective purchaser fails to consummate a purchase of, or pay for any of, the Shares.

As the Manager, you have advised the Company that you are authorized to enter into this Agreement on behalf of the several Placement Agents.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             Representations and Warranties. The Company represents and warrants to and agrees with each of the Placement Agents that:

(a)                A registration statement on Form F-3 (File No. 333-197886), as amended, with respect to the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared by the Company in conformity in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission and became effective not earlier than three years prior to the date hereof. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Final Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Final Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Final Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Final Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Final Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Placement Agents.

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(b)               As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Placement Agent through the Manager, specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(b) herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 10:30 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Manager.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act, including the presentation identified on Schedule II(A) to this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II(B) to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

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(c)                The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with corporate power and authority to own or lease, as the case may be, its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. Each of the subsidiaries of the Company are listed in Exhibit A-I hereto (collectively, the “Subsidiaries”). Each of the “significant subsidiaries” of the Company, as such term is defined in Rule 1-02 of Regulation S-X, listed in Exhibit A-II hereto (collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing (where such concept is legally relevant) under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to have been duly organized, to be validly existing, to be in good standing or to have such power and authority would not be reasonably expected to have a Material Adverse Effect. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of its Significant Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification. The outstanding shares of capital stock or membership interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims (other than any liens, encumbrances, and equities and claims described in the Registration Statement, the General Disclosure Package and the Final Prospectus), and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding (other than as described in the Registration Statement, the General Disclosure Package and the Final Prospectus).

(d)               This Agreement has been duly authorized, executed and delivered by the Company.

(e)                All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of each Subscription Agreement (as defined below) and the issuance and sale of the Shares by the Company. Each Subscription Agreement shall have been duly and validly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matters of public policy, and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

(f)                The outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be delivered on the Closing Date by the Company will be duly authorized and when issued and paid for as contemplated herein and in the Subscription Agreements will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement and the Subscription Agreements gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares.

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(g)               The information set forth under the caption “Capitalization” in the Registration Statement and the Final Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct in all material respects or, to the extent that it is based upon assumptions or projections, is based upon assumptions or projections that the Company has determined in good faith. All of the Shares conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(h)               The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus and Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, the General Disclosure Package contains and the Final Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Final Prospectus, at the time filed or furnished with the Commission, conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement (including the documents incorporated by reference therein) and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package (including the documents incorporated by reference therein), as of the Applicable Time, does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Final Prospectus and any amendments and supplements thereto (including the documents incorporated by reference therein) do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Final Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Placement Agent through the Manager specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(b) herein.

(i)                 Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

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(j)                 The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 3(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rule 433(d) under the Act.

(k)               There are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required; and any statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Material United States Federal Income Tax Considerations,” “Marshall Islands Tax Considerations” and “Certain Relationships and Related Party Transactions” insofar as they purport to summarize provisions of law, rules, regulations, documents or legal, regulatory or governmental proceedings, provide accurate summaries thereof in all material respects.

(l)                 (i) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement. The Common Shares are an “actively traded security” as such term is defined in Regulation M.

(m)             The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the General Disclosure Package and the Final Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification 810-10), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

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(n)               To the knowledge of the Company, the historical combined financial statements of Oceanbulk Shipping LLC and Oceanbulk Carriers LLC (collectively, “Oceanbulk”), together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of Oceanbulk, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared, in all material respects, in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

(o)               To the best knowledge of the Company, (i) the historical combined financial statements of Dioriga Shipping Co. and Positive Shipping Company (together, “Pappas”), together with related notes and schedules attached to the letter described in Section 6(e)(ii) to be furnished by Ernst & Young (Hellas) Certified Auditors Accountants S.A. to you with respect to Pappas, present fairly, in all material respects, the financial position and the results of operations and cash flows of Pappas, at the indicated dates and for the indicated periods and (ii) such financial statements and related schedules have been prepared, in all material respects, in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

(p)               Ernst & Young (Hellas) Certified Auditors Accountants S.A., which has audited or performed review procedures on certain of the financial statements of the Company and the Subsidiaries filed with or furnished to the Commission, as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(q)               Ernst & Young (Hellas) Certified Auditors Accountants S.A., who have audited or performed review procedures on certain of the financial statements of Oceanbulk filed with or furnished to the Commission, as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Final Prospectus, are an independent registered public accounting firm with respect to Oceanbulk within the meaning of the Act and the applicable Rules and Regulations and the PCAOB.

(r)                 Ernst & Young (Hellas) Certified Auditors Accountants S.A., who have audited or performed review procedures on certain of the financial statements of Pappas attached to the letter described in Section 6(e)(ii) to be furnished by Ernst & Young (Hellas) Certified Auditors Accountants S.A. to you with respect to Pappas, are an independent registered public accounting firm with respect to Pappas within the meaning of the Act and the applicable Rules and Regulations and the PCAOB.

(s)                The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(t)                 The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Co-Chief Financial Officers, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Co-Chief Financial Officers of the Company required under the Exchange Act with respect to such reports.

(u)               Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)               Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Global Select Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(w)             There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which would be reasonably expected to either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby or by the Subscription Agreements (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(x)               Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Final Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or which would not be reasonably expected to have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(y)               The Company and the Subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all material taxes indicated by such returns and all assessments received by them to the extent that such taxes or assessments have become due, except for any such taxes or assessments which are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(z)                Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (iii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Final Prospectus.

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(aa)            Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would be reasonably expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and each Subscription Agreement, the issuance and delivery of the Shares, the consummation of the transactions contemplated herein and in each Subscription Agreement and the fulfillment of the terms hereof will not conflict with, result in a breach or violation of any of the terms or provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or (ii) the certificate or articles of incorporation or by-laws of the Company or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, with respect to clauses (i) or (iii), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(bb)           The Company and its Subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of each foreign, federal, state or local government and any other governmental department or agency having jurisdiction over the Company and any Subsidiary, and any judgment, decision, decree or order of any court or governmental agency, department or authority having jurisdiction over the Company and any Subsidiary, except for those violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(cc)            The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(dd)          Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution, delivery and performance by the Company of this Agreement and each Subscription Agreement, the issuance and delivery of the Shares and the consummation of the transactions contemplated hereby, by each Subscription Agreement and by the General Disclosure Package and the Final Prospectus (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering through the Placement Agents under state securities or Blue Sky laws) has been obtained or made and is in full force and effect other than (i) any listing applications and related consents or any notices required by the NASDAQ Global Select Market in the course of the offering of the Shares, (ii) filings with the Commission pursuant to Rule 424(b) under the Act, (iii) filings with the Commission on Form 6-K with respect to this Agreement, the Subscription Agreements or the transactions contemplated hereby or by the Subscription Agreements, or (iv) such as shall have been obtained or made prior to the time of purchase.

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(ee)            Neither the Company nor any of the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of the FINRA).

(ff)             There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or the Subsidiaries which are likely to have a Material Adverse Effect.

(gg)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses.

(hh)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries each own or possess, or can acquire on reasonable terms, the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business; and to the Company’s knowledge, neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and are not described in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Final Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity in a manner that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(ii)               Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will be required to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

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(jj)               The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(kk)           Each vessel described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except for the vessels which the Company or a Subsidiary has contracted to acquire or to have constructed or for which the Company or a Subsidiary has entered into a bareboat charter, is owned directly by one of the Subsidiaries; each of the vessels listed on Exhibit B hereto and specified as being owned (the “Owned Vessels”) by a Subsidiary has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Exhibit B in the sole ownership of the Subsidiary set forth opposite its name on Exhibit B, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; each such Subsidiary has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record other than as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and no other action is necessary to establish and perfect such entity’s title to and interest in such vessel as against any charterer or third party, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Upon delivery to and acceptance by the relevant Subsidiary under the memoranda of agreement, the newbuilding contracts or the bareboat charter described in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the vessels listed on Exhibit B hereto and specified as being under contract (the “Contracted Vessels”) for delivery to and acceptance by a Subsidiary (i) will be duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Exhibit B in the sole ownership of the Subsidiary, or, in the case of vessels subject to bareboat charters, the disponent ownership of the Subsidiary, set forth opposite its name on Exhibit B, (ii) on such date, each such Subsidiary will have good title to the applicable Contracted Vessel, free and clear of all mortgages, pledges, liens, security interests, claims and all defects of the title of record, except for any mortgages, pledges, liens, security interests or claims arising from any financing arrangement which the Company or a Subsidiary may enter to finance the Contracted Vessel and except such encumbrances which would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) each such Contracted Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction, except for such failures to be in good standing which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(ll)               Each Owned Vessel is, and the Company will use reasonable commercial efforts to ensure that each Contracted Vessel will be, operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company and each applicable Subsidiary are, and with respect to the Contracted Vessels will be, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, governmental licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, except where such failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(mm)       Each Owned Vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue recommendations.

(nn)           The Company and the Subsidiaries carry, or are covered by, insurance (which term shall include membership in P&I clubs) in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries; neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect and neither the Company nor any Subsidiary has received any notice of cancellation or proposed cancellation relating to such insurance.

(oo)           Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each of its Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries, relating to Hazardous Materials or any Environmental Laws, (v) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (vi) there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any Hazardous Materials by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, by any other entity for whose acts or omissions the Company is or may liable) upon any other property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health (as it relates to exposure to Hazardous Materials) and the environment, (vii) there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property, of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge and (viii) neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability or any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company’s or any of its Subsidiaries, membership in any mutual protection and indemnity association.

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(pp)           In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and for the avoidance of doubt neither the Company nor any of its Subsidiaries is aware of any legal proceedings that are pending or known to be contemplated against any of them under any Environmental Laws in which a governmental entity is also a party (other than such proceedings regarding which the Company and the affected Subsidiaries reasonably believe no monetary sanctions of $100,000 or more will be imposed on them) or has estimated incurring material capital expenditures to comply with any Environmental Laws, except for such costs and liabilities, proceedings and capital expenditures as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(qq)           The Common Shares are listed on the NASDAQ Global Select Market and the Company has submitted a notice of an additional issuance to the NASDAQ Global Select Market regarding the Shares. The Company has taken no action designed to, or likely to have the effect of, de-listing its Common Shares from the NASDAQ Global Select Market, nor has the Company received any notification that the NASDAQ Global Select Market is contemplating terminating such listing.

(rr)              There are no relationships or related party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus which have not been described as required.

(ss)             Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and other than the Subsidiaries, the Company does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(tt)              Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Marshall Islands, the Republic of Liberia or Greece, or any political subdivisions thereof.

(uu)           To the knowledge of the Company, neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

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(vv)           Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body in the Marshall Islands.

(ww)       Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as provided by the laws of its jurisdiction of organization with respect to permissible sources of funds from which dividends may be paid, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(xx)           Assuming payment for the Shares as contemplated by this Agreement and the Subscription Agreements, there are no restrictions on subsequent transfers of the Shares by the Placement Agents or the Purchasers (as defined below) under the laws of the Marshall Islands except as may be provided by law with respect to insolvency or bankruptcy of a Placement Agent or Purchaser.

(yy)           No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)            The Company believes that it is not currently a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and does not currently intend to take any action that is likely to result in it becoming a PFIC.

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(aaa)         There are no material capital gains, income, withholding, documentary, stamp or other taxes or duties or similar fees or charges under U.S. federal law or the laws of any U.S. state, the Republic of the Marshall Islands or the Republic of Liberia or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement and the Subscription Agreements or the issuance by the Company of the Shares, or the sale and delivery by the Company of the Shares to the Placement Agents or the sale and delivery by the Placement Agents of the Shares to the Purchasers.

(bbb)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ccc)         Except as described in the Registration Statement, the General Disclosure Package or the Final Prospectus and except as would not be reasonably expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts, charters or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(ddd)      Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer, nor, to the knowledge of the Company, any employee, agent, representative or other person acting on behalf of the Company or any of its Subsidiaries or affiliates has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(eee)         The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

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(fff)          (i) Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)              the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)              located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)               The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)              to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)              in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as Placement Agent, advisor, investor or otherwise).

(iii)             the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except as permitted by the Sanctions.

(ggg)       Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act, other than those holders who have waived such rights. Except as described in the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares.

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(hhh)       Other than pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, by the Subscription Agreements or by the Final Prospectus.

(iii)             Neither the Company nor, to the Company’s knowledge, any of its shareholders, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be reasonably expected to constitute, the stabilization or manipulation of the prices of the Shares to facilitate the sale or resale of the Shares.

(jjj)             The Company is a “foreign private issuer” as defined in Rule 405 of the Act.

2.             Fees. (a) The Placement Agents agree to act as the Company’s exclusive placement agents in connection with the issuance and sale, on a reasonable best efforts basis, by the Company of the Shares to the Purchasers. The Company acknowledges and agrees that the Placement Agents’ engagement hereunder is not an agreement by the Placement Agents or any of their affiliates to underwrite or purchase any securities or otherwise provide any financing. As compensation for their services hereunder, in the event the placement contemplated by this Agreement is consummated, the Company agrees to pay the Placement Agents a fee of $3,440,240, in the aggregate (the “Placement Fee”). The Placement Fee shall be payable in immediately available funds on the Closing Date (as defined below).

(b)               The right of the Placement Agents to receive the fees set forth in this Section 2 shall survive the termination of this Agreement in accordance with Section 8 hereof.

(c)                Delivery of the Shares shall be made at a closing (the “Closing”) at the offices of Simpson Thacher & Bartlett LLP at 10:00 a.m., New York time, on the closing date to take place on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act), as mutually agreed by the parties, after the determination of the sales price of the Shares (such time and date of payment and delivery being herein called the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously.

(d)               The several purchases of the Shares by the Purchasers shall be evidenced by the execution of one or more subscription agreements each substantially in the form attached hereto as Exhibit C (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

(e)                Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase Shares (other than pursuant to the exercise of options or warrants to purchase Common Shares that are outstanding at the date hereof) otherwise than through the Placement Agents.

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3.             Covenants of the Company. The Company covenants with each Placement Agent as follows:

(a)                The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Final Prospectus in a form approved by the Placement Agents containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Final Prospectus or document incorporated by reference therein of which the Placement Agents shall not previously have been advised and furnished with a copy or to which the Placement Agents shall have reasonably objected as soon as reasonably practicable in writing or which is not in compliance with the Rules and Regulations and (C) file or furnish on a timely basis all reports required to be filed or furnished by the Company with the Commission subsequent to the date of the Final Prospectus and prior to the termination of the offering of the Shares by the Placement Agents.

(b)               The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Placement Agents approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”), which approval shall not be unreasonably withheld; provided that the prior written consent of the Placement Agents hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in a Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder.

(c)                The Company will advise the Placement Agents promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Final Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Final Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

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(d)               The Company will use commercially reasonable efforts to cooperate with the Placement Agents in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Manager may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for distribution of the Shares.

(e)                The Company will deliver to, or upon the order of, the Placement Agents, from time to time, as many copies of any Preliminary Prospectus as the Placement Agents may reasonably request. The Company will deliver to, or upon the order of, the Placement Agents, from time to time, as many copies of any Issuer Free Writing Prospectus as the Placement Agents may reasonably request. The Company will deliver to, or upon the order of, the Placement Agents during the period when delivery of a Final Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Final Prospectus in final form, or as thereafter amended or supplemented, as the Placement Agents may reasonably request. The Company will deliver to the Placement Agents such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Placement Agents may reasonably request.

(f)                The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the Subscription Agreements and the Final Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by a Placement Agent or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law, the Company as promptly as reasonably practicable will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with the law.

(g)               If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Placement Agents and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

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(h)               The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(i)                 Prior to the Closing Date, the Company will furnish to the Placement Agents as soon as they have been prepared by or are available to the Company, a copy of any finalized unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Final Prospectus.

(j)                 (1) No offering, sale, short sale or other disposition of any Common Shares of the Company or other securities convertible into or exchangeable or exercisable for Common Shares or derivative of Common Shares (or agreement for such) will be made and (2) no filing of any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares will be made, in each case for a period of 60 days after the date of the Final Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Manager, except for amendments to the Registration Statement on Form F-3 (File No. 333-198832) (and deemed post-effective amendments to the Registration Statement pursuant to Rule 429 under the Act) that do not increase the number of shares eligible for sale thereunder.

(k)               For a period of 60 days after the date of the Final Prospectus, the Company shall use commercially reasonable efforts to maintain the listing of its Common Shares on the NASDAQ Global Select Market.

(l)                 The Company has caused each executive officer and director of the Company and each person listed on Schedule III hereto, to sign, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit D (the “Lockup Agreement”).

(m)             The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Final Prospectus.

(n)               The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o)               The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

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4.             Covenants of the Placement Agents. Each Placement Agent severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Placement Agent that otherwise would not be required to be filed by the Company thereunder, but for the action of the Placement Agent.

5.             Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that regard, the cost of printing and delivering to, or as requested by, you copies of the Registration Statement, Preliminary Prospectus, the Issuer Free Writing Prospectuses, the Final Prospectus, this Agreement, any Blue Sky surveys and any supplements or amendments thereto; the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including without limitations, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and 50% of the cost of any aircraft chartered in connection with the road show; the filing fees of the Commission, if any; legal fees and disbursements of Placement Agents’ Counsel up to $150,000; the filing fees and expenses (including legal fees and disbursements up to $15,000) incident to securing any required review by FINRA of the terms of the sale of the Shares; the listing fee of the NASDAQ Global Select Market; the reasonable fees and expenses of the transfer agent, including the fees and disbursements of counsel for the transfer agent in connection with the Shares; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Placement Agents caused by a breach of the representation in Section 1(b)); and the expenses, including the fees and disbursements of counsel for the Placement Agents, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Placement Agents’ expenses (other than those agreed to in this section) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Manager pursuant to Section 8 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of you or any of the Placement Agents, the Company shall reimburse the several Placement Agents for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to the Placement Agents for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.             Conditions to the Placement Agents’ Obligations. The several obligations of the Placement Agents are subject to the following conditions:

(a)                The Registration Statement and all post-effective amendments thereto shall have become effective and the Final Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Placement Agents and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares;

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(b)               The Placement Agents shall have received on the Closing Date the following, dated the Closing Date, in form and substance reasonably satisfactory to the Manager, addressed to each of the Placement Agents (including the Manager):

(i)                 favorable opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, with respect to matters of U.S. law, as customary and to the effect as the Manager may reasonably request;

(ii)               favorable opinion of Seward & Kissel LLP, special counsel for the Company with respect to matters of Marshall Islands law, as customary and to the effect as the Manager may reasonably request;

(iii)             favorable opinion of Suzanna Manaka, special counsel for the Company with respect to matters of Greek law, as customary and to the effect as the Manager may reasonably request; and

(iv)             favorable opinion of Georgia Mastagaki, of the Company, as customary and to the effect as the Manager may reasonably request.

(c)                The Placement Agents shall have received from Simpson Thacher & Bartlett LLP, counsel for the Placement Agents (“Placement Agents’ Counsel”) an opinion dated the Closing Date with respect to such matters as may be requested by the Placement Agents. In addition, the Placement Agents shall have received from Placement Agents’ Counsel a letter stating that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Final Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein). With respect to such statement, Placement Agents’ Counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(d)               You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to you, of each of Ernst & Young (Hellas) Certified Auditors Accountants S.A. confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB, and stating that the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Placement Agents with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

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(e)                You shall have received, on the date hereof, letters dated the date hereof, in form and substance reasonably satisfactory to you, of Ernst & Young (Hellas) Certified Auditors Accountants S.A., confirming that they are an independent registered public accounting firm to (i) Oceanbulk and (ii) Pappas within the meaning of the Act and the applicable Rules and Regulations and the PCAOB, and stating that the financial statements and schedules examined by each of them and included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus or attached to such letter, as the case may be, comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to Placement Agents with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(f)                The Placement Agents shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and a Chief Financial Officer of the Company to the effect that, as of the Closing Date each of them severally represents, in their capacities as Chief Executive Officer or Chief Financial Officer, as the case may be, and not in their individual capacity, as follows:

(i)                 The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)               The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

(iii)             Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Final Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g)               The Placement Agents shall have received on the date hereof and the Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company to the effect set forth in Exhibit E hereto.

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(h)               The Company shall have furnished to the Placement Agents such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Manager may have reasonably requested.

(i)                 The Company shall not have received a notice from the NASDAQ Global Select Market that the Shares have not been approved for listing.

(j)                 The Lockup Agreements described in Section 3(l) are in full force and effect.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Placement Agents hereunder may be terminated by the Manager by notifying the Company of such termination in writing by facsimile at or prior to the Closing Date.

In such event, the Company and the Placement Agents shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.             Indemnity and Contribution.

(a)                The Company agrees:

(i)                 to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Placement Agent within the meaning of Rule 405 under the Act, against any losses, claims, damages or liabilities to which such Placement Agent or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon: any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement and Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Manager specifically for use therein, it being understood and agreed that the only such information furnished by any Placement Agent consists of the information described as such in Section 7(b) herein; and

(ii)               to reimburse each Placement Agent and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Placement Agent or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Placement Agents were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Placement Agents will promptly return all sums that had been advanced pursuant hereto.

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(b)               Each Placement Agent severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Placement Agent will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Manager specifically for use therein, it being understood and agreed that the only such information furnished by any Placement Agent consists of (i) the names of the Placement Agents on the cover of the Preliminary Prospectus and the Final Prospectus and (ii) paragraphs 9 and 10 under Plan of Distribution in the Preliminary and Final Prospectus.

(c)                In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party) and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of one counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(b) and by the Company in the case of parties indemnified pursuant to Section 7(a). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

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(d)               To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Placement Fee received by the Placement Agents, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Placement Agent were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Placement Agent shall be required to contribute any amount in excess of the Placement Fee applicable to the Shares placed by such Placement Agent, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Placement Agent’ obligations in this Section 7(d) to contribute are several in proportion to their respective placement agent obligations and not joint.

(e)                In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The agent for service of process to the Company is Star Bulk (USA) LLC (the “Authorized Agent”).

(f)                Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Placement Agent, or any person controlling any Placement Agent, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

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8.             Termination. The Placement Agents may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by the United States Federal Government or New York State or the Republic of the Marshall Islands or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Final Prospectus.

9.             Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.             Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Direct Offering of the Shares, represents the entire agreement between the Company and the Placement Agents with respect to the preparation of any Preliminary Prospectus, the Final Prospectus, the conduct of the Direct Offering, and the purchase and sale of the Shares.

(b)               The Company acknowledges that in connection with the Direct Offering of the Shares: (i) the Placement Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the Direct Offering of the Shares

(c)                The Company acknowledges that: (i) each of the Placement Agents’ research analysts and research departments are required to be independent from its respective investment banking division and are subject to regulations and internal policies relating to such independence, and (ii) each of the Placement Agents’ research analysts may hold views and make statements or investment recommendations and/or publish reports with respect to the Company and/or the Direct Offering that differ from the views of their respective investment banking divisions. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents relating to any conflict of interest that may arise from any potential conflict of interest relating to the foregoing.

11.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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12.             Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(a)                Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The agent for service of process to the Company is the Authorized Agent. Except from the Company, each party not located in the United States irrevocably appoints CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b)               With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

13.             Foreign Taxes. All payments by the Company to each of the Placement Agents (including any placement fees) hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company is organized, resident or doing business for tax purposes (including any political subdivision therein) or any jurisdiction through which the Company or its agent makes a payment (including any political subdivision therein), excluding (i) any such tax imposed by reason of such Placement Agent having some connection with any such jurisdiction other than its participation as a Placement Agent hereunder, and (ii) any such tax imposed on or measured by net income (however denominated) of such Placement Agent and any franchise tax imposed on such Placement Agent (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to each Placement Agent an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

14.             Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.             Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Placement Agents, to Clarksons Platou Securities, Inc., 410 Park Avenue, Suite 710, New York, New York 10022, with a copy to the Legal Department and Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, fax no. (212) 455-2502, Attention: Lesley Peng, Esq.; or if to the Company, to Star Bulk Carriers Corp., c/o Star Bulk Management Inc., 40 Agiou Konstantinou Street, 15124 Maroussi, Athens, Greece (telefax: 011 30 210 617 8378; Attention: Spyros Capralos, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, fax no. (212) 492-0052, Attention: Lawrence G. Wee, Esq.

[Remainder of page intentionally left blank. Signature pages follow.]

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Very truly yours,

STAR BULK CARRIERS CORP.

By:	/s/ Christos Begleris
	Name:	Christos Begleris
	Title:	Co-Chief Financial Officer

[Signature Page to Placement Agency Agreement]

Accepted as of the date hereof

CLARKSONS PLATOU SECURITIES, INC.

Acting severally on behalf of themselves and the several Placement Agents named in Schedule I hereto.

By:	CLARKSONS PLATOU SECURITIES, INC.

By:	/s/ Pat Shea
	Name:	Pat Shea
	Title:	Chief Executive Officer

[Signature Page to Placement Agency Agreement]

SCHEDULE I

Placement Agents

Clarksons Platou Securities, Inc., designated as Joint Lead Manager

Clarksons Platou Securities AS (the activities of Clarksons Platou Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Exchange Act)

DVB Capital Markets LLC

ABN AMRO Securities (USA) LLC

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Skandinaviska Ensklida Banken AB (publ)

I-1

SCHEDULE II

(A) Issuer Free Writing Prospectus

Management Presentation, dated May 2015.

(B) General Use Free Writing Prospectus

Free writing prospectus filed by the Company under Rule 433(d) of the Securities Act on

May 13, 2015.

II-1

SCHEDULE III

Signatories to Lockup Agreement

Spyros Capralos

Petros Pappas

Milena Pappas

Alexandros Pappas

Koert Erhardt

Tom Softeland

Simos Spyrou

Zenon Kleopas

Roger Schmitz

Hamish Norton

Nicos Rescos

Christos Begleris

Mahesh Balakrishnan

Jennifer Box

Renée Kemp

Stelios Zavvos

Oaktree Value Opportunites Fund, L.P.

Oaktree Opportunities Fund IX Delaware, L.P.

Oaktree Opportunities Fund IX (Parallel 2), L.P.

Oaktree Dry Bulk Holdings LLC

Monarch Alternative Solutions Master Fund Ltd

Monarch Capital Master Partners II LP

Monarch Capital Master Partners III LP

MCP Holdings LP

Monarch Debt Recovery Master Fund Ltd

Monarch Opportunities Master Fund Ltd

Monarch Structured Credit Master Fund LTD Series III-A

P Monarch Recovery Fund Ltd

Ilta Commodities SA

III-1

EXHIBIT A-I

Company Subsidiaries

Name	Organization	Ownership percentage
Star Bulk Management Inc.	Marshall Islands	100%
Starbulk S.A.	Liberia	100%
Star Bulk (USA) LLC	Delaware	100%
Star Alpha LLC	Marshall Islands	100%
Star Beta LLC	Marshall Islands	100%
Star Gamma LLC	Marshall Islands	100%
Star Delta LLC	Marshall Islands	100%
Star Epsilon LLC	Marshall Islands	100%
Star Zeta LLC	Marshall Islands	100%
Star Theta LLC	Marshall Islands	100%
Star Kappa LLC	Marshall Islands	100%
Lamda LLC	Marshall Islands	100%
Star Omicron LLC	Marshall Islands	100%
Star Cosmo LLC	Marshall Islands	100%
Star Ypsilon LLC	Marshall Islands	100%
Star Aurora LLC	Marshall Islands	100%
Star Borealis LLC	Marshall Islands	100%
Star Polaris LLC	Marshall Islands	100%
Star Big LLC	Marshall Islands	100%
Star Mega LLC	Marshall Islands	100%
Star Bulk Manning LLC	Marshall Islands	100%
Star Challenger I LLC	Marshall Islands	100%
Star Challenger II LLC	Marshall Islands	100%
Star Vega LLC	Marshall Islands	100%
Star Sirius LLC	Marshall Islands	100%
Star Castle I LLC	Marshall Islands	100%
Star Castle II LLC	Marshall Islands	100%
Star Ennea LLC	Marshall Islands	100%
Star Cape I LLC	Marshall Islands	100%
Star Cape II LLC	Marshall Islands	100%
Star Asia I LLC	Marshall Islands	100%
Star Asia II LLC	Marshall Islands	100%
Star Axe I LLC	Marshall Islands	100%
Star Axe II LLC	Marshall Islands	100%
Star Seeker LLC	Marshall Islands	100%
Star Breezer LLC	Marshall Islands	100%
Oceanbulk Shipping LLC	Marshall Islands	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Premier Voyage LLC	Marshall Islands	100%
Oocape I Holdings LLC	Marshall Islands	100%
KMSRX Holdings LLC	Marshall Islands	100%

A-I-1

Name	Organization	Ownership percentage
Cape Horizon Shipping LLC	Marshall Islands	100%
Cape Ocean Maritime LLC	Marshall Islands	100%
L.A. Cape Shipping LLC	Marshall Islands	100%
Grain Shipping LLC	Marshall Islands	100%
Glory Supra Shipping LLC	Marshall Islands	100%
Global Cape Shipping LLC	Marshall Islands	100%
Sky Cape Shipping LLC	Marshall Islands	100%
Pacific Cape Shipping LLC	Marshall Islands	100%
Cape Confidence Shipping LLC	Marshall Islands	100%
Cape Runner Shipping LLC	Marshall Islands	100%
Olympia Shiptrade LLC	Marshall Islands	100%
Victory Shipping LLC	Marshall Islands	100%
Sea Cape Shipping LLC	Marshall Islands	100%
Coral Cape Shipping LLC	Marshall Islands	100%
Aurelia Shipping LLC	Marshall Islands	100%
Pearl Shiptrade LLC	Marshall Islands	100%
Rainbow Maritime LLC	Marshall Islands	100%
Sea Diamond Shipping LLC	Marshall Islands	100%
Majestic Shipping LLC	Marshall Islands	100%
Nautical Shipping LLC	Marshall Islands	100%
Mineral Shipping LLC	Marshall Islands	100%
White Sand Shipping LLC	Marshall Islands	100%
Clearwater Shipping LLC	Marshall Islands	100%
Domus Shipping LLC	Marshall Islands	100%
Festive Shipping LLC	Marshall Islands	100%
Star Alta I LLC	Marshall Islands	100%
Star Alta II LLC	Marshall Islands	100%
Gravity Shipping LLC	Marshall Islands	100%
Orion Maritime LLC	Marshall Islands	100%
Spring Shipping LLC	Marshall Islands	100%
Success Maritime LLC	Marshall Islands	100%
Ultra Shipping LLC	Marshall Islands	100%
Searay Maritime LLC	Marshall Islands	100%
Blooming Navigation LLC	Marshall Islands	100%
Oday Marine LLC	Marshall Islands	100%
Jasmine Shipping LLC	Marshall Islands	100%
Star Synergy LLC	Marshall Islands	100%
Star Omas LLC	Marshall Islands	100%
Dioriga Shipping Co.	Marshall Islands	100%
Positive Shipping Company	Marshall Islands	100%
International Holdings LLC	Marshall Islands	100%
Unity Holding LLC	Marshall Islands	100%
Star Trident V LLC	Marshall Islands	100%
Star Trident VI LLC	Marshall Islands	100%
Star Trident VII LLC	Marshall Islands	100%

A-I-2

Name	Organization	Ownership percentage
Star Trident I LLC	Marshall Islands	100%
Star Trident VIII LLC	Marshall Islands	100%
Star Trident IX LLC	Marshall Islands	100%
Star Trident X LLC	Marshall Islands	100%
Star Trident XI LLC	Marshall Islands	100%
Star Trident II LLC	Marshall Islands	100%
Star Trident XII LLC	Marshall Islands	100%
Star Trident XIII LLC	Marshall Islands	100%
Star Trident XIV LLC	Marshall Islands	100%
Star Trident XV LLC	Marshall Islands	100%
Star Trident XVI LLC	Marshall Islands	100%
Star Trident XVII LLC	Marshall Islands	100%
Star Trident XVIII LLC	Marshall Islands	100%
Star Trident XIX LLC	Marshall Islands	100%
Star Trident III LLC	Marshall Islands	100%
Star Trident XX LLC	Marshall Islands	100%
Star Trident IV LLC	Marshall Islands	100%
Star Trident XXI LLC	Marshall Islands	100%
Star Trident XXII LLC	Marshall Islands	100%
Star Trident XXIII LLC	Marshall Islands	100%
Star Trident XXIV LLC	Marshall Islands	100%
Star Trident XXV LLC	Marshall Islands	100%
Star Trident XXVI LLC	Marshall Islands	100%
Star Trident XXVII LLC	Marshall Islands	100%
Star Trident XXVIII LLC	Marshall Islands	100%
Star Trident XXIX LLC	Marshall Islands	100%
Star Trident XXX LLC	Marshall Islands	100%
Star Trident XXXI LLC	Marshall Islands	100%
Lowlands Beilun Shipco LLC	Marshall Islands	100%
Sandra Shipco LLC	Marshall Islands	100%
Christine Shipco LLC	Marshall Islands	100%

A-I-3

EXHIBIT A-II

SIGNIFICANT SUBSIDIARIES OF STAR BULK CARRIERS CORP.

Name	Organization	Ownership percentage
Oceanbulk Shipping LLC	Marshall Islands	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Unity Holding LLC	Marshall Islands	100%

A-II-1

EXHIBIT B

Vessels in operation as of April 30, 2015
Wholly Owned Subsidiaries	Vessel Name	Jurisdiction of Registration
Cape Ocean Maritime LLC	Leviathan	Marshall Islands
Cape Horizon Shipping LLC	Peloreus	Marshall Islands
OOCAPE1 Holdings LLC	Obelix	Marshall Islands
Pacific Cape Shipping LLC	Pantagruel	Marshall Islands
Star Borealis LLC	Star Borealis	Marshall Islands
Star Polaris LLC	Star Polaris	Marshall Islands
Sky Cape Shipping LLC	Big Fish	Marshall Islands
Global Cape Shipping LLC	Kymopolia	Marshall Islands
Sea Cape Shipping LLC	Big Bang	Marshall Islands
Star Aurora LLC	Star Aurora	Marshall Islands
Star Mega LLC	Star Mega	Marshall Islands
Star Big LLC	Star Big	Marshall Islands
Nautical Shipping LLC	Amami	Marshall Islands
Majestic Shipping LLC	Madredeus	Marshall Islands
Star Sirius LLC	Star Sirius	Marshall Islands
Star Vega LLC	Star Vega	Marshall Islands
Grain Shipping LLC	Pendulum	Marshall Islands
Star Trident XI LLC	Star Georgia	Marshall Islands
Star Trident I LLC	Star Kamila	Marshall Islands
Star Trident II LLC	Star Nasia	Marshall Islands
Star Trident XVI LLC	Star Mariella	Marshall Islands
Star Trident XII LLC	Star Markella	Marshall Islands
Mineral Shipping LLC	Mercurial Virgo	Marshall Islands
KMSRX Holdings LLC	Magnus Opus	Marshall Islands
Dioriga Shipping Co.	Tsu Ebisu	Marshall Islands
Star Trident III LLC	Star Iris	Marshall Islands
Star Trident XX LLC	Star Emily	Marshall Islands
Star Trident IV LLC	Star Aline	Marshall Islands
Star Trident XXII LLC	Star Natalie	Marshall Islands
Star Trident XXI LLC	Star Christianna	Marshall Islands
Star Challenger I LLC	Star Challenger	Marshall Islands
Star Challenger II LLC	Star Fighter	Marshall Islands
Premier Voyage LLC	Maiden Voyage	Marshall Islands
Glory Supra Shipping LLC	Strange Attractor	Marshall Islands
Star Omicron LLC	Star Omicron	Marshall Islands

B-1

Star Gamma LLC	Star Gamma (ex C Duckling)	Marshall Islands
Star Zeta LLC	Star Zeta (ex I Duckling)	Marshall Islands
Star Delta LLC	Star Delta (ex F Duckling)	Marshall Islands
Star Theta LLC	Star Theta (ex J Duckling)	Marshall Islands
Star Epsilon LLC	Star Epsilon (ex G Duckling)	Marshall Islands
Star Cosmo LLC	Star Cosmo	Marshall Islands
Star Kappa LLC	Star Kappa (ex E Duckling)	Marshall Islands
Star Trident XXX LLC	Star Michele	Marshall Islands
Star Trident IX LLC	Star Danai	Marshall Islands
Christine Shipco LLC	Star Martha	Marshall Islands
Sandra Shipco LLC	Star Pauline	Marshall Islands
Star Trident V LLC	Star Angie	Marshall Islands
Lowlands Beilun Shipco LLC	Star Despoina	Marshall Islands
Star Trident VI LLC	Star Monisha	Marshall Islands
Star Trident VII LLC	Star Eleonora	Marshall Islands
Star Trident VIII LLC	Star Sophia	Marshall Islands
Star Trident X LLC	Star Renee	Marshall Islands
Star Trident XIII LLC	Star Laura	Marshall Islands
Star Trident XIV LLC	Star Moira	Marshall Islands
Star Trident XV LLC	Star Jennifer	Marshall Islands
Star Trident XVII LLC	Star Helena	Marshall Islands
Star Trident XVIII LLC	Star Nina	Marshall Islands
Star Trident XIX LLC	Star Maria	Marshall Islands
Star Trident XXIII LLC	Star Nicole	Marshall Islands
Star Trident XXV LLC	Star Vanessa	Marshall Islands
Star Trident XXVI LLC	Star Claudia	Marshall Islands
Positive Shipping Company	Indomitable	Marshall Islands
Aurelia Shipping LLC	Honey Badger	Marshall Islands
Pearl Shiptrade LLC	Gargantua	Marshall Islands
Spring Shipping LLC	Roberta	Marshall Islands
Orion Maritime LLC	Idee Fixe	Marshall Islands
Success Maritime LLC	Laura	Marshall Islands
Rainbow Maritime LLC	Wolverine	Marshall Islands
Star Alta I LLC	Star Gwyneth	Marshall Islands
Star Alta II LLC	Star Angelina	Marshall Islands

B-2

Newbuildings as of April 30, 2015
Wholly Owned Subsidiaries	Newbuildings Name	Jurisdiction of Registration
L.A Cape Shipping LLC	HN 5017 (tbn Deep Blue)	Marshall Islands
Ultra Shipping LLC	HN 1064 (tbn Kaley)	Marshall Islands
Olympia Shiptrade LLC	HN 1312 (tbn Bruno Mars)	Marshall Islands
Sea Diamond Shipping LLC	HN NE 167 (tbn Goliath)	Marshall Islands
Victory Shipping LLC	HN 1313 (tbn Jenmark)	Marshall Islands
Star Cape I LLC	HN 1338 (tbn Star Aries)	Marshall Islands
Blooming Navigation LLC	HN 1080 (tbn Kennadi)	Marshall Islands
Cape Confidence Shipping LLC	HN 5055 (tbn Behemoth)	Marshall Islands
Coral Cape Shipping LLC	HN NE 184 (tbn Maharaj)	Marshall Islands
Star Seeker LLC	HN 1372 (tbn Star Libra)	Marshall Islands
Jasmine Shipping LLC	HN 1081 (tbn Mackenzie)	Marshall Islands
Cape Runner Shipping LLC	HN 5056 (tbn Megalodon)	Marshall Islands
Star Asia I LLC	HN 5040 (Star Aquarius)	Marshall Islands
Star Asia II LLC	HN 5043 (tbn Star Pisces)	Marshall Islands
Oday Marine LLC	HN 1082 (tbn Night Owl)	Marshall Islands
Clearwater Shipping LLC	HN 1359 (tbn Star Marisa)	Marshall Islands
Star Axe I LLC	HN NE 196 (tbn Star Antares)	Marshall Islands
Star Axe II LLC	HN NE 197 (tbn Star Lutas)	Marshall Islands
Searay Maritime LLC	HN 1083 (tbn Early Bird)	Marshall Islands
Domus Shipping LLC	HN 1360 (Star Ariadne)	Marshall Islands
Star Cape II LLC	HN 1339 (tbn Star Taurus)	Marshall Islands
Star Breezer LLC	HN 1371 (tbn Star Virgo)	Marshall Islands
Star Castle I LLC	HN 1342 (tbn Star Gemini)	Marshall Islands
Star Ennea LLC	HN NE 198 (tbn Star Poseidon)	Marshall Islands
Festive Shipping LLC	HN 1361 (tbn Star Magnanimus)	Marshall Islands
Star Castle II LLC	HN 1343 (tbn Star Leo)	Marshall Islands
White Sand Shipping LLC	HN 1363 (tbn Star Chaucer)	Marshall Islands

B-3

EXHIBIT C

FORM OF SUBSCRIPTION AGREEMENT

Star Bulk Carriers Corp.

40 Agiou Konstantinou Str.

Maroussi 15124

Athens, Greece

Attention: Georgia Mastagaki

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.                  This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Star Bulk Carriers Corp., a Marshall Islands corporation (the “Company”), and the Investor.

2.                  The Company has authorized the sale and issuance to certain investors of up to an aggregate of 56,250,000 shares (the “Shares”) of its common shares, par value $0.01 per share (the “Common Shares”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $ 3.20 per share (the “Purchase Price”).

3.                  The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form F-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) any preliminary prospectus relating to the Shares (the “Preliminary Prospectus”) and, if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (3) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.                  The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate purchase price set forth below. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by Clarksons Platou Securities, Inc., Clarksons Platou Securities AS or any other placement agent named in the Preliminary Prospectus (the “Placement Agents”).

5.                  The Investor acknowledges that (i) there is no minimum offering amount and (ii) the Investor’s obligations under this Agreement, including the obligation to purchase Shares, are expressly not conditioned on the purchase by any or all of the Other Investors (as defined in Annex I hereto) of the Shares that they have agreed to purchase from the Company or the sale by the Company of any specified aggregate number of Shares.

6.                  The settlement of the Shares purchased by the Investor shall be by delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by American Stock Transfer & Trust Company, LLC, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in Section 3.1 of Annex I hereto).

C-1

NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares, AND

(II)	remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account:

Bank of New York Mellon
ABA: 021000018
SWIFT BIC: IRVTUS3N
F/O DNB Bank ASA, NY
SWIFT BIC: DNBAUS33

For further credit to:

Star Bulk Carriers Corp.
Clarksons Platou Securities, Inc.

Account: 11413888
Attention: Helene Vales

It is the investor’s responsibility to (A) make the necessary wire transfer in a timely manner and (B) arrange for settlement by way of DWAC in a timely manner. If the Investor does not deliver the aggregate purchase price for the shares or does not make proper arrangements for settlement in a timely manner, the Shares may not be delivered at Closing to the Investor or the Investor may be excluded from the closing altogether.

7.                  The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company and (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing.

8.                  The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated February 5, 2015, which is a part of the Company’s Registration Statement, the Preliminary Prospectus, the documents incorporated by reference therein, and any free writing prospectus (together, the “Offering Information”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Pricing Information” and, together with the Offering Information, the “Disclosure Package”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9.                  No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked by the Investor, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and this Agreement is accepted and countersigned by or on behalf of the Company.

[The remainder of this page is intentionally left blank.]

C-2

Number of Shares:

Purchase Price Per Share: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:

INVESTOR

By:

Print Name:

Title:

Address:

Facsimile:

C-3

Agreed and Accepted

This       day of May 2015

STAR BULK CARRIERS CORP.

By:

Name:
Title:

C-4

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.           Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.           Agreement to Sell and Purchase the Shares; Placement Agents.

2.1         At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2         The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3         Investor acknowledges that the Company has agreed to pay Clarksons Platou Securities, Inc., Clarksons Platou Securities AS and the other placement agents named in the Prospectus Supplement (the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.

2.4         The Company has entered into a Placement Agency Agreement, dated May 13, 2015 (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company. By countersigning this Subscription Agreement the Company permits the Investor to rely upon such representations, warranties, covenants and agreements of the Company contained in the Placement Agreement.

3.           Closings and Delivery of the Shares and Funds.

3.1         Closing. The completion of the purchase and sale of the Shares, or a portion thereof, (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Investors will be notified in advance by the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2         Conditions to the Company’s Obligations. (a) The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)         Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Shares as set forth on the Signature Page will be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and in the Placement Agreement and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing Date pursuant to this Agreement and the Placement Agreement, and to the condition that the Placement Agents shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.

(c)         Disclaimer Regarding Partial Settlement. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company or the sale by the Company of any specified aggregate number of Shares.

C-5

3.3         Delivery of Funds and Shares. Delivery by Electronic Book-Entry at The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”), dated as of May 13, 2015, by and among DNB Bank, ASA, New York Branch (the “Escrow Agent”), the Company and the Placement Agents:

Bank of New York Mellon

ABA: 021000018

SWIFT BIC: IRVTUS3N

F/O DNB Bank ASA, NY

SWIFT BIC: DNBAUS33

For further credit to:

Star Bulk Carriers Corp

Clarksons Platou Securities, Inc.

Account: 11413888

Attention: Helene Vales

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agents, of the conditions set forth in Section 3.2(b) hereof. The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorney’s fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Investor shall also furnish the Placement Agents a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

3.4         Delivery of Shares. Delivery by Electronic Book-Entry at The Depository Trust Company. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

C-6

4.           Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1         The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on the Signature Page, has received and is relying solely upon (i) the Offering Information and the documents incorporated by reference therein and (ii) the Disclosure Package.

4.2         (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agents are not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3         The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4         The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5         Since the date on which the Placement Agents first contacted such Investor about the Offering, the Investor has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) and has not violated its obligations of confidentiality. Each Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Preferred Shares or the common shares of the Company if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.           Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. The Placement Agents shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

C-7

6.           Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Company, to:

Star Bulk Carriers Corp.

c/o Star Bulk Management Inc.

40 Agiou Konstantinou Str.

Maroussi 15124, Athens

Greece

Attention: Georgia Mastagaki

Facsimile: 011-30-210-617-8378

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Lawrence G. Wee

Facsimile: (212) 492-0052

(b)       if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.           Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.           Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

C-8

11.           Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

12.           Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

13.           Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City on the business day after the date hereof at the latest.

14.           Termination. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

[The remainder of this page is intentionally left blank.]

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Exhibit A

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (attach additional sheets, if necessary). You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares**:

8.	Account Number at DTC Participant being credited with the Shares:

** In order to ensure timely settlement, please cause your broker or custodian to include the name of the ultimate beneficial holder or sub-account to which the shares shall be credited in the DWAC authorization request.

C-10

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

May 18, 2015

Clarksons Platou Securities AS

Munkedamsveien 62 C

0270 Oslo

Norway

Ladies and Gentlemen:

The undersigned understands that Clarksons Platou Securities AS and its subsidiary Clarksons Platou Securities, Inc. (together, the “Placement Agent”) propose to enter into a Placement Agency Agreement (the “Agency Agreement”) with Star Bulk Carriers Corp. (the “Company”), providing for the public offering by the Placement Agent, of common shares, par value $0.01 (the “Common Shares”), of the Company (the “Public Offering”).

To induce the Placement Agent to continue its efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Clarksons Platou Securities AS, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Common Shares (including, without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Shares) or enter into any Hedging Transaction (as defined below) relating to the Common Shares (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition during the Lock-Up Period, even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Shares.

The Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 60 days after the date of the final prospectus relating to the Public Offering.

Notwithstanding the foregoing, the undersigned may transfer any or all of the Common Shares or other Company securities by (a) entering into transactions with the prior written consent of Clarksons Platou Securities AS, (b) transferring any Common Shares or any security convertible into Common Shares pursuant to a will, other testamentary document or applicable laws of descent, (c) transferring any Common Shares or any security convertible into Common Shares as a bona fide gift, (d) distributing any Common Shares or any security convertible into Common Shares to limited partners, general partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any corporation, partnership, limited liability company, trust, business entity or investment fund, customer account or other entity controlled by or under common control or management with the undersigned; (e) establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock-Up Period, (f) transferring Common Shares to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to Common Shares issued upon the exercise of an option or warrant or the conversion of a security, (g) transferring Common Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that that any such transfer shall not involve a disposition for value, (h) in response to a bona fide third party take-over bid made to all holders of Common Shares or any other acquisition transaction whereby all or substantially all of the Common Shares are acquired by a bona fide third party; (i) making bona fide pledges of Common Shares or other Company securities by the undersigned pursuant to foreign exchange swap agreements and custody agreements entered into by the undersigned in the ordinary course of business; provided that in the case of any transfer or distribution (1) pursuant to clauses (a) through (e) and (g), each recipient shall sign and deliver a lock-up letter substantially in the form of this agreement and (2) pursuant to clauses (a) through (g), no party (donor, donee, transferor or transferee) shall be required to make or shall voluntarily make a filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to Form 4 of Section 16 of the Exchange Act, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a Form 5 made after the expiration of the Lock-Up Period); provided further that in the case of (h), if such take-over bid or other acquisition transaction is unsuccessful, such Common Shares may not be transferred until after the expiration of the Lock-Up Period.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Common Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Common Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, with the exception of its rights to have the Company take action to cause the effectiveness of any amendment to the Registration Statement on Form F-3 (File No. 333-198832) (the “Excel Registration Statement”), the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party during the Lock-Up Period; provided that, notwithstanding the foregoing exception, the undersigned is precluded from (i) engaging in any transaction pursuant to the Excel Registration Statement which is designed to or could reasonably be expected to lead to or result in a Disposition during the Lock-Up Period and (ii) publicly announcing an intention to make a Disposition during the Lock-Up Period.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if (i) the closing of the Public Offering has not occurred prior to May 19, 2015, (ii) the Company has informed the Representative that it has determined not to proceed with the Public Offering (prior to the execution of the Agency Agreement) or (iii) the Agency Agreement (other than provisions that survive termination) shall have been terminated prior to the payment for and delivery of the Common Shares to be sold thereunder, this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature page follows]

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:

[Signature Page to Lock-Up Agreement]

 EXHIBIT E

CHIEF FINANCIAL OFFICER’S CERTIFICATE

May 18, 2015

Reference is made to the Placement Agency Agreement between Star Bulk Carriers Corp., a Marshall Islands corporation (the “Company”) and Clarksons Platou Securities, Inc., as manager for the several placement agents (the “Placement Agents”), dated May 13, 2015 (the “Placement Agency Agreement”). Capitalized terms used herein without definition have the meanings ascribed to them in the Placement Agency Agreement.

The undersigned, Simos Spyrou and Christos Begleris, the duly appointed Co-Chief Financial Officers of the Company, hereby certify on behalf of the Company, in connection with the Placement Agency Agreement, the Registration Statement on Form F-3 (File No. 333-197886), as amended, filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), and effective thereunder (the “Registration Statement”), the Prospectus Supplement, dated May 12, 2015 (together with the prospectus dated February 5, 2015), which was filed by the Company with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Prospectus”), and the documents filed with the Commission by the Company and incorporated therein by reference, that:

1.	We are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Company, and we are responsible for oversight and supervision of the Company’s financial and accounting functions and staff.

2.	The Company has not prepared consolidated financial statements as of any date or for any period subsequent to December 31, 2014.

3.	The undersigned have read each of the items identified on certain pages of the Registration Statement attached as Annex A and have compared those items to the Company’s reports, books, schedules and analyses prepared from the Company’s accounting records and found each of them to be in agreement.

4.	No event has occurred or condition exists that gives us reason to doubt the accuracy of the information referenced in the numbered paragraphs above.

The Placement Agents are entitled to rely upon this Certificate in conducting and documenting their investigations of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement and the Prospectus.

[Signature page follows]

By: _____________________

Name: Simos Spyrou

Co-Chief Financial Officer

By: _____________________

Name: Christos Begleris

Co-Chief Financial Officer

Signature Page to CFO’s Certificate

Annex A

[See Attached.]